UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As described under “Charter Amendment Proposal” of Item 5.07 of this Current Report on Form 8-K, on January 3, 2025, Glucotrack, Inc. (the “Company”), held a special meeting of its stockholders (the “Special Meeting”), at which, among other matters of business acted upon, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized shares of common stock, par value $0.001 per share (the “common stock”), from 100,000,000 to 250,000,000 (the “Certificate of Amendment”).

On January 3, 2025, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, and such amendment became effective immediately. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 3, 2025, the “Company held the Special Meeting. As of November 8, 2024, the record date for the Special Meeting, there were 5,772,026 shares of common stock issued and outstanding, entitled to 5,772,026 votes in the aggregate. Of the 5,772,026 votes that were eligible to be cast by the holders of common stock at the Special Meeting, 2,082,184 votes, or approximately 36.1% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on December 6, 2024 (the “Proxy Statement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Proxy Statement. A summary of the proposals presented to and considered by the stockholders of the Company and the voting results at the Special Meeting are set forth below:

The Issuance Proposal - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Series A Warrants and the Series B Warrants. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,339,424	12,157	1,517	729,086

The Reverse Stock Split Proposal - To approve an amendment to Article IV of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-2 and 1-for-20 (the “Reverse Stock Split”), with such ratio to be determined at the sole discretion of the board of directors of the Company (the “Board”), and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,009,560	72,624	—	—

The Charter Amendment Proposal - To approve an amendment to Article IV of the Company’s Certificate of Incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 shares to 250,000,000 shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,991,283	90,899	2	—

The Adjournment Proposal - To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Issuance Proposal, the Reverse Stock Split Proposal, or the Charter Amendment Proposal at the Special Meeting (the “Adjournment Proposal”). The Adjournment Proposal was not presented at the Special Meeting since the Issuance Proposal, the Reverse Stock Split Proposal, and the Charter Amendment Proposal received sufficient favorable votes to be adopted.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Glucotrack, Inc., dated January 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer